As filed with the Securities and Exchange Commission on May 16,
1995
Registration No. 33-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CBI INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware                                36-3009343
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

800 Jorie Boulevard
Oak Brook, Illinois 60521-2268
(Address of Principal Executive Offices)

CBI INDUSTRIES INC. 1995 STOCK OPTION PLAN
(Full title of the Plan)

Charles O. Ziemer, Esq.
Senior Vice President and General Counsel
800 Jorie Boulevard
Oak Brook, Illinois 60521-2268
(708) 572-7000
(Name, address and telephone number of agent for service)


                   CALCULATION OF REGISTRATION FEE


                                   Proposed     Proposed
Title of                           Maximum      Maximum
Securities         Amount          Offering     Aggregate     Amount of
to be              to be           Price        Offering      Registration
Registered         Registered      Per Share    Price (1)     Fee (1)


Common Stock, par  1,700,000       $25.75       $43,775,000   $15,094.83
value $2.50 per
share

(1) In accordance with Rule 457 calculated on the basis of the average of the high ($25.875) and low ($25.625) prices for the Common Stock on the New York Stock Exchange Composite tape on May
15, 1995.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 1-7833) are incorporated by reference in the registration statement: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1994, together with the reports of independent public accountants which includes an explanatory paragraph that describes changes in accounting principles with respect to the methods of accounting for income taxes and for postretirement benefits other than pensions, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, (iii) the description of the Common Stock as set forth in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 20,1979, and (iv) the description of preferred stock purchase rights as set forth in Item 1 of the Company's Amendment No. 1 to Registration Statement on Form 8-A filed with the Commission on August 8, 1989, Amendment No. 2 to Registration Statement on Form 8-A filed with the Commission on December 21, 1994 and Amendment No. 3 to Registration Statement on Form 8-A filed with the Commission on April 21, 1995.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of the shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

           Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Securities offered hereby will be passed upon for the Company by Charles O. Ziemer, Esq., General
Counsel of the Company. As of May 11, 1995, Mr. Ziemer beneficially owned 31,295 shares of Common Stock and had options to purchase 56,200 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in non-derivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In the case of criminal actions and proceedings such person must also have had no reasonable cause to believe his conduct was unlawful. Indemnification of expenses is also authorized in stockholder derivative actions provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and so long as he had not been found liable to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses. A corporation may amend its certificate of incorporation to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care, although such an amendment may not eliminate the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, declaring an illegal dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

      Article Sixteenth of the Company's Certificate of Incorporation eliminates director liability to the extent described in the preceding sentence. Article VIII of the Company's By-Laws permits indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law, and provides that expenses incurred by a director or officer in defending certain suits or proceedings may be conditionally paid by the Company in advance of the final disposition of such actions.

      The Company has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities of directors or officers of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.  EXHIBITS

(4)(a)  -- CBI Industries Inc. 1995 Stock Option Plan

   (b)  -- Restated Certificate of Incorporation of the Company
           (filed as Exhibit 3 to the Company's Form 10-Q
           Quarterly Report dated November 10, 1994 (Commission
           File No. 1-7833) and incorporated herein by reference).

   (c)  -- By-laws, as amended (filed as Exhibit 3(b) to the
           Company's Form 10-Q Quarterly Report dated
           May 13, 1994 (Commission File No. 1-7833) and incorporated by reference herein).

   (d) -- Amendment and Restatement dated as of August 8, 1989 of a Rights Agreement dated as of March 4, 1986 between the Company and First Chicago Trust Company, as Rights Agent (the "Rights Agreement"), as amended, filed as exhibit (1) to the Company's Current Report on Form 8-K dated August 8, 1989 (Commission File No. 1-7833) and incorporated herein by reference).

   (e) -- Amendment dated as of December 20, 1994 to the Rights Agreement filed as exhibit (1) to the Company's Current
           Report on Form 8-K dated December 21, 1994 (Commission
            File No. 1-7833) and incorporated herein by reference).

   (f)  -- Amendment dated as of March 8, 1995 to the Rights
            Agreement filed as exhibit (1) to the Company's Current Report on Form 8-K dated April 21, 1995 (Commission
            File No. 1-7833) and incorporated herein by reference).

(5)   -- Opinion of Charles O. Ziemer, Senior Vice President and
         General Counsel of CBI Industries, Inc.

(23)(a) -- Consent of Arthur Andersen & Co.

    (b) -- Consent of Charles O. Ziemer (contained in, and incorporated herein by reference to, Exhibit 5)

(24)  -- Power of Attorney (included under the caption entitled
         "Power of Attorney" in Part II of this Registration
         Statement).


Item 9.  UNDERTAKINGS.

  The undersigned registrant hereby undertakes as follows:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)   to include any prospectus required by Section
      10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that undertakings (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois on May 11, 1995.

                             CBI INDUSTRIES, INC.


                             By:  /S/ John E. Jones
                                   John E. Jones,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer

POWER OF ATTORNEY

  We, the undersigned officers and directors of CBI Industries, Inc., hereby severally constitute and appoint John E. Jones, George L. Schueppert, and Buel T. Adams, and each of them, agent and attorney-in-fact, with full power of substitution and resubstitution for them and in their names, place and stead, to sign for us, and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Witness our hands on the date set forth below.
                         __________________________

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 11, 1995.

  Signature                        Title

         /S/ John E. Jones         Chairman of the Board,
  John E. Jones                    President and Chief
                                   Executive Officer
                                   (Principal Executive
                                   Officer)

          /S/ Lewis E. Akin        Executive Vice President
  Lewis E. Akin                    and Director

       /S/ Wiley N. Caldwell       Director
  Wiley N. Caldwell

         /S/ E. Hubert Clark, Jr.  Director
  E. Hubert Clark, Jr.

        /S/ Robert J. Daniels      Executive Vice President
  Robert J. Daniels                and Director

        /S/ Robert J. Day          Director
 Robert J. Day

        /S/ John T. Horton         Director
  John T. Horton

        /S/ Gary E. MacDougal      Director
  Gary E. MacDougal

        /S/ Stephanie Pace Marshall  Director
  Stephanie Pace Marshall


        /S/ Edward J. Mooney       Director
  Edward J. Mooney

                                   Director
  John F. Riordan

        /S/ Robert T. Stewart      Director
  Robert T. Stewart

        /S/ George L. Schueppert      Executive Vice President
  George L. Schueppert             -Finance and Director
                                   (Principal Financial
                                   Officer)

        /S/ Alan J. Schneider      Vice President and
  Alan J. Schneider                Controller
                                   (Principal Accounting
                                   Officer)

        /S/ Robert G. Wallace      Director
  Robert G. Wallace